EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Plan Administrator and Trustees

Access National Corporation Profit Sharing Plan (The Plan)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-118771) of Access National Corporation of our report dated June 28, 2016, relating to the financial statements and supplemental schedules of Access National Corporation Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP

McLean, Virginia
June 28, 2016